UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2020

DATASEA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza

1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +86 10-56145240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 7, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Datasea, Inc. (the “Company”) and executive management, in consultation with the Board and the Company’s independent registered public accounting firm, Morison Cogen LLP, has concluded that the following previously filed financial statements of the Company should not be relied upon:

●	The Company’s unaudited financial statements on Form 10-Q for the quarterly periods ended September 30, 2019, December 31, 2019, and March 31, 2020 (the “Affected Quarterly Reports”).

Similarly, any press releases, earnings releases, and investor communications describing the Company’s financial statements for the above-referenced periods should no longer be relied upon.

The non-reliance conclusion with respect to interim financial statements included in the Affected Quarterly Reports resulted from the determination that part of the research and developments costs capitalized in the intangible assets should be recognized as research and development expenses to be in compliance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 985 (Costs of software to be sold, leased, or marketed). Specifically, pursuant to this guidance, such development costs that are incurred prior to the point where the project has demonstrated technological feasibility are to be expensed as they are incurred. In the Affected Quarterly Reports, the Company recorded such development cost as intangible assets.

The adjustments required to correct the foregoing erroneous treatment of such costs will result in an increase of research & development (“R&D”) expense of $200,000 for the quarter ended September 30, 2019, an increase of R&D expense by $250,000 for the quarter ended December 31, 2019 and an increase of R&D expense by $120,000 for the quarter ended March 31, 2020; and a decrease of intangible assets by $200,000 as of September 30, 2019, a decrease of intangible assets by $450,000 as of December 31, 2019 and a decrease of intangible assets by $570,000 as of March 31, 2020. In addition, the Company will reclassify the adjusted net intangible asset cost of $1,700,000 at September 30, 2019, $1,450,000 at December 31, 2019 and $1,330,000 as of March 31, 2020 to prepaid expenses. These prepaid expenses will either be expensed to R&D expense when incurred or capitalized as an intangible asset if the expenditures met the criteria established by FASB ASC Topic 985.

The Company is diligently working to complete its review of the financial statements in question, and, therefore, the estimated adjustments described in the immediately preceding sentences are preliminary in nature. Although the Company cannot at this time provide precise filing dates for its Quarterly Reports, it is diligently pursuing completion of such filings and intends to file them on or about September 15, 2020.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this Report. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. The cannot assure that the forward-looking statements in this Report will prove to be accurate. Company cautions its investors not to place undue reliance upon forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

NA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2020

DATASEA INC.

By:	/s/ Zhixin Liu
	Name:	Zhixin Liu
	Title:	Chief Executive Officer

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